OneAmerica Funds, Inc.
One American Square, Indianapolis, Indiana 46282

DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT

Name:         OneAmerica Securities, Inc.
Address:    One American Square
                     P.O. Box 1984
                     Indianapolis, In 46282

Ladies and Gentlemen:

     OneAmerica Funds, Inc. (the "Fund") is an open-end management investment company organized as a Maryland corporation and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the  "1940  Act").  On  behalf of each of the  portfolios  of the Fund identified in Schedule A, as amended from time to time ("Portfolios"), the board of  directors  of the  OneAmerica  Funds,  Inc.  ("Directors")  have  adopted  a Distribution  and  Service  Plan  pursuant to Rule 12b-1 under the 1940 Act (the "Plan")  that,  among  other  things,  authorizes  the Fund to enter  into  this Agreement  with  you  (the  "Authorized  Firm"),  concerning  the  provision  of activities  and services set forth in Section 2  (collectively,  "Services")  to your contract owners or other permissible purchasers  ("Customers") who may from time to time be investors, or prospective investors, in the Advisor Class shares
(the "Shares") of a Portfolio. The terms and conditions of this Agreement are as follows:

     1. REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

     1.1.  Reference is made to the "Advisor  Class  Prospectus"  of the Fund as from time to time is  effective  under  the  Securities  Act of 1933 (the  "1933 Act").  Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

     1.2. For purposes of  determining  the fees payable to you under Section 3, the average  daily net asset value of a  Portfolio's  Shares will be computed in the manner specified in the Fund's Advisor Class registration  statement (as the same is in effect from time to time) in connection  with the  computation of the net asset  value of such  Portfolio's  Shares  for  purposes  of  purchases  and redemptions.

     2. SERVICES OF AUTHORIZED FIRM.

     2.1. The  Authorized  Firm is hereby  authorized  and may from time to time undertake  to  perform,  or arrange for the  performance  of, some or all of the following non-exclusive list of Services:

     - the provision of personal and continuing services to beneficial owners of Fund Shares;

     - receiving, aggregating and processing purchase, exchange and redemption orders of beneficial owners;

     - answering questions and handling correspondence from beneficial owners about their accounts;

     - maintaining account records and providing beneficial owners with account statements;

     - processing dividend payments for Shares held beneficially;

     - providing sub-accounting services for Shares held beneficially;

     - issuing reports and transaction confirmations to beneficial owners;

     - forwarding shareholder communications to beneficial owners of Shares;

     - receiving, tabulating and transmitting proxies executed by beneficial owners of Shares;

     - general account administration activities;

     -  advertising,  preparation  of sales  literature  and  other  promotional materials,  and related  printing and  distribution  expenses  with respect to a Portfolio;

     - paying  employees  or  agents of the  distributor  of the  Shares,  other securities  broker-dealers  and financial  intermediaries,  sales personnel,  or "associated  persons"  of the Fund who engage in or  support  the  provision  of services to  investors  and/or  distribution  of the Shares,  including  salary, commissions, telephone, travel and related overhead expenses;

     - incurring expenses of training sales personnel regarding the Portfolios;

     - preparing, printing and distributing the Fund's Advisor Class Prospectus, statements  of  additional  information,  supplements  thereto,  and  reports to prospective investors;

     - organizing and conducting sales seminars and meetings designed to promote the sale of Fund Shares;

     - paying  fees to one or more  Authorized  Firms in respect of the  average daily value of Shares  beneficially  owned by investors for whom the  Authorized Firm is the  dealer of record or holder  of  record,  or  beneficially  owned by shareholders with whom the Authorized Firm has a servicing relationship;

     - incurring expenses in obtaining information and providing explanations to variable contract  owners and  wholesale and retail  distributors  of contracts regarding Fund investment  objectives and policies and other  information  about the Fund, including the performance of the Fund;

     - incurring expenses in personal services and/or maintenance of variable contract accounts with respect to Shares attributable to such accounts;

     - incurring  costs and expenses in  implementing  and  operating  the Plan, including  capital or other expenses of associated  equipment,  rent,  salaries, bonuses, interest, and other overhead or financing charges; and

     - such other similar activities  and services as  determined by the Board from time to time.

     2.2.  The  Authorized  Firm  may  receive  compensation  pursuant  to  this Agreement for making the Fund available to its Customers as funding vehicles for their variable insurance  contracts,  and/or compensation for services performed and expenses  incurred by Authorized  Firm or its affiliates in connection  with the sale of Fund Shares.

     2.3. The  Authorized  Firm will  provide  such office space and  equipment, telephone  facilities,  and  personnel  (which  may be any  part  of the  space, equipment,  and facilities currently used in the Authorized Firm's business,  or any personnel employed by the Authorized Firm) as may be reasonably necessary or beneficial in order to provide such Services.

     2.4. The procedures relating to the handling of orders shall be subject to instructions which the Fund shall forward from time to time to the Authorized Firm. All purchase orders for a Portfolio's  Shares are subject to acceptance or rejection  by the  Fund  in its  sole  discretion,  and  the  Fund  may,  in its discretion  and without  notice,  suspend or withdraw the sale of a  Portfolio's Shares, including the sale of such Shares to the Authorized Firm for the account of any Customer or Customers,  unless otherwise agreed to by the parties to this Agreement.

     2.5. In no transaction  shall the Authorized Firm act as dealer for its own account;  the  Authorized  Firm  shall act  solely  for,  upon the  specific  or pre-authorized  instructions of, and for the account of, its Customers.  For all purposes  of  this  Agreement,  the  Authorized  Firm  will be  deemed  to be an independent contractor,  and will have no authority to act as agent for the Fund or any  dealer of the  Shares  in any  matter  or in any  respect.  No person is authorized to make any  representations  concerning the Fund or Portfolio Shares except those representations  contained in the Fund's then-current Advisor Class Prospectus  and  Statement  of  Additional   Information  and  in  such  printed information as the Fund may subsequently prepare,  unless otherwise agreed to by the parties to this Agreement.

     2.6. The Authorized Firm and its employees will, upon request, be available during  normal  business  hours  to  consult  with  the  Fund  or its  designees concerning the performance of the Authorized Firm's  responsibilities under this Agreement.  The Authorized Firm will provide to the Fund's  Directors (or assist in the provision of), and the Fund's Directors will review at least quarterly, a written  report of the amounts so expended  and  describe the purposes for which the expenditures are made.

     In addition,  the Authorized Firm will furnish to the Fund or its designees such information as the Fund or its designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of Services as  described  herein),  and  will  otherwise  cooperate  with  the Fund and its designees (including,  without limitation, any auditors designated by the Fund), in the preparation of reports to the Fund's Directors  concerning this Agreement and the monies paid,  reimbursed,  payable, or reimbursable pursuant hereto, the Services  provided  hereunder  and related  expenses,  and any other  reports or filings that may be required by law.

     3. FEES.

     3.1. In  consideration of the costs  and expenses of furnishing the Services and facilities  provided by the Authorized  Firm  hereunder,  and subject to the limitations  of applicable  law and  regulations,  the  Authorized  Firm will be compensated  and/or  reimbursed (as  applicable) at an annual rate of up to, but not more than, 0.30% of the average daily net assets  attributable to the Shares of  each  Portfolio  which  are  attributable  to or  held  in the  name  of the Authorized  Firm for its  Customers.  The fee will not be paid to the Authorized Firm with respect to Shares of a Portfolio that are redeemed or repurchased by the Portfolio within seven (7) business days of receipt of confirmation of such sale.

     3.2.  The fee rate  with  respect  to any  Portfolio  may be  prospectively increased  or decreased by the Fund,  in its sole  discretion,  at any time upon notice to the Authorized Firm.

     4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     4.1.  By  written  acceptance  of  this  Agreement,   the  Authorized  Firm represents,  warrants,  and agrees that, to the extent  required by law: (i) the Authorized  Firm  has  all  necessary   qualifications,   authorizations  and/or registrations  relating to the Authorized Firm's participation in this Agreement and the  transactions  contemplated  hereby or relating to any activities of any persons or entities  affiliated with the Authorized Firm performed in connection with the  discharge  of its  responsibilities  under  this  Agreement;  (ii) the Authorized  Firm will  provide to  Customers a schedule of the  services it will perform  pursuant  to  this  Agreement  and a  schedule  of any  fees  that  the Authorized  Firm may charge  directly to  Customers  for services it performs in connection with investments in the Fund on the Customer's  behalf; and (iii) any and all  compensation  payable to the Authorized Firm by Customers in connection with  the  investment  of their  assets  in the Fund  will be  disclosed  by the Authorized  Firm to Customers  and will be  authorized by Customers and will not result in an excessive fee to the Authorized Firm.

     4.2. The Authorized Firm agrees to comply with all requirements  applicable to it by reason of all applicable laws,  including  federal and state securities laws, the rules and regulations of the SEC, including,  without limitation,  all applicable  requirements  of the 1933 Act, the Securities  Exchange Act of 1934, and the  Investment  Advisers Act of 1940.  The Fund has informed the Authorized Firm of the states or other jurisdictions in which the Fund believes the Shares of the Portfolios are qualified for sale.  The Authorized Firm agrees that it will not purchase a Portfolio’s Shares on behalf of a Customer's account in any jurisdiction in which such Shares are not qualified for sale.  The Authorized Firm further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Fund relating to services provided by it pursuant to the terms of this Agreement.

     4.3. The Authorized Firm agrees that under no circumstances shall the Fund be liable to the Authorized Firm or any other person under this Agreement as a result of any action by the SEC affecting the operation or continuation of the Plan.

     5. EXCULPATION; INDEMNIFICATION.

     5.1. The Fund shall not be liable to the Authorized Firm and the Authorized Firm shall not be liable to the Fund  except for acts or  failures  to act which constitute  lack of good  faith  or  negligence  and for  obligations  expressly assumed by either  party  hereunder.  Nothing  contained  in this  Agreement  is intended  to  operate  as a  waiver  by the  Fund or by the  Authorized  Firm of compliance with any applicable law, rule, or regulation.

     5.2. The Authorized  Firm will indemnify the Fund and hold it harmless from any claims or assertions  relating to the  lawfulness of the  Authorized  Firm's participation  in this  Agreement and the  transactions  contemplated  hereby or relating  to any  activities  of any  persons or  entities  affiliated  with the Authorized   Firm   performed   in   connection   with  the   discharge  of  its responsibilities under this Agreement. If any such claims are asserted, the Fund shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all costs of such defense shall be borne by the Authorized Firm.

     6. EFFECTIVE DATE; TERMINATION.

     6.1. This Agreement will become effective with respect to each Portfolio on the date of its acceptance by the Authorized Firm. Unless sooner terminated with respect  to any  Portfolio,  this  Agreement  will  continue  with  respect to a Portfolio  until  terminated  in  accordance  with its terms,  provided that the continuance of the Plan is specifically approved at least annually in accordance with the terms of the Plan.

     6.2.  This  Agreement  will  automatically  terminate  with  respect  to  a Portfolio  in the event of its  assignment  (as such term is defined in the 1940 Act) or upon  termination  of the Plan.  This Agreement may be terminated with respect to any Portfolio by the Fund or by the Authorized Firm, without penalty, upon sixty days' prior written notice to the other party.  This Agreement may also be terminated with respect to any Portfolio at any time without penalty by the vote of a majority of the Independent Directors (as defined in the Plan) or a majority of the outstanding Shares of a Portfolio on sixty (60) days’ written notice.

     7. GENERAL.

     7.1. All notices and other  communications to either the Authorized Firm or the  Fund  will be duly  given  if  mailed,  telegraphed  or  telecopied  to the appropriate  address  set forth on page 1 hereof,  or at such  other  address as either party may provide in writing to the other party.

     7.2. The Fund may enter into other similar agreements for the provision of Services with any other person or persons without the Authorized Firm's consent.

     7.3. Upon receiving the written  consent of the Fund,  the Authorized  Firm may,  at its  expense,  subcontract  with any  entity or person  concerning  the provision of the Services contemplated  hereunder;  provided,  however, that the Authorized  Firm  shall not be  relieved  of any of its  obligations  under this Agreement by the appointment of such  subcontractor and provided  further,  that the Authorized  Firm shall be  responsible,  to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own.

     7.4. This Agreement supersedes any other agreement between the Fund and the Authorized Firm relating to the Services described herein in connection with a Portfolio’s Shares and relating to any other matters discussed herein.  All covenants,  agreements,  representations,  and  warranties  made herein shall be deemed to have been  material and relied on by each party,  notwithstanding  any investigation  made by either  party or on behalf  of  either  party,  and shall survive  the  execution  and  delivery  of this  Agreement.  The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.  The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.  This  Agreement  may be  executed in any number of counterparts  which  together  shall  constitute  one  instrument  and  shall be governed by and construed in  accordance  with the laws (other than the conflict of laws  rules) of the State of Indiana  and shall bind and inure to the benefit of the parties hereto and their respective successors.

     7.5 It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Fund personally, but shall bind only the property of the Fund. The execution and delivery of this  Agreement have been  authorized by the Directors, and this Agreement has been signed and delivered by an authorized officer of the Fund,  acting as such,  and  neither  such  authorization  by the Directors  nor such  execution  and delivery by such officer  shall be deemed to have been made by any of them  individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

     (The remainder of this page is left intentionally blank. The signature page follows.)

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below.

                                               OneAmerica Funds, Inc.

                                            By:_/s/ Richard M. Ellery
             ________________________________

                                           Title: Assistant Secretary
             _______________________________

The foregoing Agreement is hereby accepted:

OneAmerica Securities, Inc.
_____________________________________
Authorized Firm

By:/s/ Richard M. Ellery
_________________________________

Title: Chief Counsel & Secretary
 ________________________________

Date:  2/17/2010
_______________________________

SCHEDULE A
TO THE DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT
Approved February 24, 2006
Amended and Approved February 29, 2008
Approved February 26, 2009

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